Exhibit 99.1

IPG PHOTONICS ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS
Revenue of $318 Million Exceeds the Top End of the Guidance Range
Earnings per Diluted Share of $0.66 Reduced by $0.63 due to Goodwill Impairment Charge
OXFORD, Mass. – October 30, 2020 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the third quarter ended September 30, 2020.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share data and percentages)	2020	2019	Change	2020	2019	Change
Revenue	$318.4	$329.1	(3)%	$864.1	$1,008.0	(14)%
Gross margin	48.0%	46.4%		45.4%	47.8%
Operating income	$41.4	$74.1	(44)%	$133.4	$233.6	(43)%
Operating margin	13.0%	22.5%		15.4%	23.2%
Net income attributable to IPG Photonics Corporation	$35.6	$57.3	(38)%	$110.2	$184.7	(40)%
Earnings per diluted share	$0.66	$1.07	(38)%	$2.05	$3.43	(40)%

Management Comments
"We delivered third quarter results above our guidance range due to sales growth in China and a sequential improvement in Europe," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "We continue to introduce leading-edge solutions to the market thanks to our technology differentiation, low-cost production capabilities and global footprint. Although bottom-line results were impacted by a goodwill impairment charge of $45 million, we achieved a 160 basis point year-over-year increase in gross margin on 3% lower revenue. We demonstrated excellent execution given the circumstances."
Financial Highlights
Third quarter revenue of $318 million decreased 3% year over year. Materials processing sales decreased 5% year over year due to lower sales in cutting, welding and marking applications, while sales into other applications increased 24% year over year on strength in advanced applications and devices used in medical procedures. Materials processing sales accounted for 91% of total revenue.
Sales of high power continuous wave ("CW") lasers, representing 58% of total revenue, were flat on a year over year basis. These sales benefited from growth of ultra-high power fiber lasers (6 kilowatts of power or greater) which represented 58% of all high power CW laser sales. By region, sales increased 22% in China, and decreased 10% in Europe, 41% in Japan and 26% in North America on a year over year basis.
Earnings per diluted share ("EPS") of $0.66 decreased 38% year over year. A goodwill impairment charge reduced EPS by $0.63, while foreign exchange gains benefited EPS by $0.15. The effective tax rate in the quarter was 16%, which benefited from certain discrete tax items. The goodwill impairment charges related to Genesis Systems Group reduced operating income by $45 million and operating margin by 14 percentage points. The results of this business were impacted by lower capital investments from industries impacted greatly by the COVID-19 pandemic, such as aerospace and transportation, as projects have been delayed. During the third quarter, IPG generated $70 million in cash from operations. Capital expenditures were $25 million and stock repurchases totaled $10 million.

Business Outlook and Financial Guidance
"Bookings growth in North America and Europe was strong when compared sequentially with the second quarter. In North America, we had record bookings aided by several orders for advanced applications. While total orders in China for the third quarter were lower, China continues to have a significant backlog given the exceptional level of orders booked in the first half of the year. In total, third quarter book-to-bill was slightly below 1. Overall, it was notable that order bookings improved markedly during September.
“While the pandemic represents considerable macroeconomic uncertainty for the months ahead, we have continued to demonstrate our ability to execute even in these challenging times. Further, our strong balance sheet and free cash flow provide us ample flexibility to respond to business disruptions and maintain our leading competitive position. We continue to benefit from near-term growth opportunities in ultra-high power cutting, electric vehicle battery processing, medical procedures and advanced applications. We believe the strides we are making in higher power products within our core materials processing business and new solutions will enable us to emerge from the current downturn in a stronger competitive position," concluded Dr. Gapontsev.
For the fourth quarter of 2020, IPG expects revenue of $290 to $320 million. The Company expects the fourth quarter tax rate to be approximately 25%. IPG anticipates delivering earnings per diluted share in the range of $0.75 to $1.05, with 53.1 million basic common shares outstanding and 53.7 million diluted common shares outstanding. Financial guidance provided this quarter is subject to greater risk and uncertainty given the COVID-19 pandemic and its associated impacts to the global business environment, public health requirements and government mandates.
As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, government and Company measures implemented to address the COVID-19 pandemic, product demand, order cancellations and delays, competition, tariffs, trade policy changes and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.85, Russian Ruble 80, Japanese Yen 106 and Chinese Yuan 6.81, respectively.
Supplemental Financial Information
Additional supplemental financial information is provided in the unaudited Third Quarter 2020 Financial Data Workbook available on the investor relations section of the Company's website at investor.ipgphotonics.com.
Conference Call Reminder
The Company will hold a conference call today, October 30, 2020 at 10:00 am ET. To access the call, please dial 877-407-6184 in the US or 201-389-0877 internationally. A live webcast of the call will also be available and archived on the investor relations section of the Company's website at investor.ipgphotonics.com.
Contact
Nicholas P. Manganaro
Senior Associate
Sharon Merrill Associates, Inc
617-542-5300
nmanganaro@investorrelations.com
About IPG Photonics Corporation
IPG Photonics Corporation is the leader in high-power fiber lasers and amplifiers used primarily in materials processing and other diverse applications. The Company’s mission is to make its fiber laser technology the tool of choice in mass production. IPG accomplishes this mission by delivering superior performance, reliability and usability at a lower total cost of ownership compared with other types of lasers and non-laser tools, allowing end users to increase productivity and decrease costs. A member of the S&P 500® Index, IPG is headquartered in Oxford, Massachusetts and has more than 25 facilities worldwide. For more information, visit www.ipgphotonics.com.

Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, continuing to introduce leading-edge solutions, ability to execute in challenging times, our strong balance sheet and free cash flow providing us ample flexibility to respond to business disruptions and maintain our leading competitive position, growth opportunities in ultra-high power cutting, electric vehicle battery processing, medical procedures and advanced applications, strides in higher power products and new solutions enabling us to emerge from the pandemic in a stronger competitive position, impacts of COVID-19 on our business, the global economy and government policies, revenue, tax rate and earnings guidance for Q4 2020. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; changes in trade controls and trade policies; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; asset impairment charges; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 24, 2020), Current Report on Form 8-K (filed with the SEC on May 5, 2020) and IPG's reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$318,441	$329,138	$864,094	$1,007,954
Cost of sales	165,649	176,280	471,977	525,948
Gross profit	152,792	152,858	392,117	482,006
Operating expenses:
Sales and marketing	17,332	18,969	53,341	58,907
Research and development	31,710	32,160	95,132	99,528
General and administrative	29,038	26,776	82,561	82,526
Goodwill impairment	44,589	—	44,589	—
Impairment of long-lived assets and other restructuring charges	12	—	1,177	—
(Gain) loss on foreign exchange	(11,302)	808	(18,101)	7,495
Total operating expenses	111,379	78,713	258,699	248,456
Operating income	41,413	74,145	133,418	233,550
Other income, net:
Interest income, net	1,168	3,734	6,097	11,737
Other income (expense), net	(59)	(520)	581	129
Total other income	1,109	3,214	6,678	11,866
Income before provision of income taxes	42,522	77,359	140,096	245,416
Provision for income taxes	6,992	20,232	29,434	60,852
Net income	35,530	57,127	110,662	184,564
Less: net (loss) income attributable to non-controlling interests	(74)	(126)	429	(120)
Net income attributable to IPG Photonics Corporation	$35,604	$57,253	$110,233	$184,684
Net income attributable to IPG Photonics Corporation per share:
Basic	$0.67	$1.08	$2.07	$3.48
Diluted	$0.66	$1.07	$2.05	$3.43
Weighted average shares outstanding:
Basic	53,098	52,928	53,136	53,073
Diluted	53,664	53,622	53,691	53,864

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2020	2019
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$763,920	$680,070
Short-term investments	537,696	502,546
Accounts receivable, net	240,352	238,479
Inventories	370,344	380,790
Prepaid income taxes	60,436	38,873
Prepaid expenses and other current assets	58,905	55,876
Total current assets	2,031,653	1,896,634
Deferred income taxes, net	38,616	31,395
Goodwill	37,731	82,092
Intangible assets, net	64,999	74,271
Property, plant and equipment, net	576,398	600,852
Other assets	45,535	45,192
Total assets	$2,794,932	$2,730,436

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$3,792	$3,740
Accounts payable	37,375	27,329
Accrued expenses and other current liabilities	156,472	149,782
Income taxes payable	3,806	11,053
Total current liabilities	201,445	191,904
Deferred income taxes and other long-term liabilities	87,296	98,121
Long-term debt, net of current portion	35,117	37,968
Total liabilities	323,858	327,993
Commitments and contingencies
IPG Photonics Corporation equity:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 55,278,428 and 53,244,416 shares issued and outstanding, respectively, at September 30, 2020; 54,743,227 and 53,010,875 shares issued and outstanding, respectively, at December 31, 2019.	6	5
Treasury stock, at cost, 2,034,012 and 1,732,352 shares held at September 30, 2020 and December 31, 2019, respectively.	(303,614)	(265,730)
Additional paid-in capital	828,796	785,636
Retained earnings	2,138,852	2,028,734
Accumulated other comprehensive loss	(193,827)	(146,919)
Total IPG Photonics Corporation equity	2,470,213	2,401,726
Non-controlling interests	861	717
Total equity	2,471,074	2,402,443
Total liabilities and equity	$2,794,932	$2,730,436

IPG PHOTONICS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$110,662	$184,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,188	72,531
Goodwill impairment	44,589	—
Impairment of long-lived assets	671	—
Provisions for inventory, warranty & bad debt	42,559	38,748
Other	1,336	29,244
Changes in assets and liabilities that provided (used) cash, net of acquisitions:
Accounts receivable and accounts payable	11,127	(15,699)
Inventories	(34,213)	(51,032)
Other	(47,902)	(64,774)
Net cash provided by operating activities	200,017	193,582
Cash flows from investing activities:
Purchases of property, plant and equipment	(61,871)	(107,540)
Proceeds from sales of property, plant and equipment	689	348
Purchases of short-term and long-term investments	(732,729)	(557,674)
Proceeds from short-term investments	697,816	568,501
Acquisitions of businesses, net of cash acquired	—	(15,115)
Other	17	243
Net cash used in investing activities	(96,078)	(111,237)
Cash flows from financing activities:
Principal payments on long-term borrowings	(2,798)	(2,747)
Proceeds from issuance of common stock under employee stock option and purchase plans less payments for taxes related to net share settlement of equity awards	16,767	1,644
Purchase of treasury stock, at cost	(37,884)	(25,921)
Payment of purchase price holdback from business combination	(1,650)	—
Net cash used in financing activities	(25,565)	(27,024)
Effect of changes in exchange rates on cash and cash equivalents and restricted cash	4,692	(16,561)
Net increase in cash, cash equivalents and restricted cash	83,066	38,760
Cash, cash equivalents and restricted cash — Beginning of period	682,984	544,358
Cash, cash equivalents and restricted cash — End of period	$766,050	$583,118
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,650	$1,655
Cash paid for income taxes	$65,895	$97,172

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS AND OTHER CHARGES (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Amortization of intangible assets:
Cost of sales	$1,168	$1,484	$3,562	$4,318
Sales and marketing	1,779	1,973	5,334	5,783
Research and development	—	160	133	480
Total acquisition related costs and other charges	$2,947	$3,617	$9,029	$10,581

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION AND ACCOUNTING STANDARD IMPACTS TO NET INCOME AND EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Cost of sales	$2,663	$2,575	$7,702	$6,806
Sales and marketing	1,126	1,266	3,275	2,907
Research and development	2,258	2,035	6,805	5,955
General and administrative	2,732	2,678	8,698	10,096
Total stock-based compensation	8,779	8,554	26,480	25,764
Tax effect of stock-based compensation	(1,527)	(2,074)	(5,586)	(6,121)
Net stock-based compensation	$7,252	$6,480	$20,894	$19,643

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)
Excess tax benefit on exercise of stock options included in net income	$1,896	$1,713	$6,590	$13,780